                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            LIFE TECHNOLOGIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                            Joseph C. Strokes, Jr.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                            LIFE TECHNOLOGIES, INC.
                             8717 GROVEMONT CIRCLE
                         GAITHERSBURG, MARYLAND 20877

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 20, 1996

     The Annual Meeting of Stockholders of Life Technologies, Inc. (the "Company") will be held at The Rockefeller Center Club, 30 Rockefeller Plaza, New York, New York 10112, on Tuesday, April 16, 1996, at 11:00 A.M., local time, for the following purposes:

(1)  To elect directors;

(2) To consider and vote upon a proposal to approve the Company's Non-Employee Directors' Annual Retainer Stock Plan;

(3) To consider and vote upon a proposal to approve the Company's 1996 Non-Employee Directors' Stock Option Plan;

(4) To ratify the selection by the Company's Board of Directors of the firm of Coopers & Lybrand L.L.P. as auditors of the Company for fiscal year 1996; and

(5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on February 23, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

                      By Order of the Board of Directors,


                             Joseph C. Stokes, Jr.
                                   Secretary


     You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, please indicate your votes on the enclosed proxy and date, sign and return it in the postage-prepaid envelope provided for your use.

                          [LOGO OF LIFE TECHNOLOGIES]

                            LIFE TECHNOLOGIES, INC.
                             8717 GROVEMONT CIRCLE
                         GAITHERSBURG, MARYLAND 20877

                                                                  MARCH 20, 1996
                                PROXY STATEMENT

                              GENERAL INFORMATION


PROXY SOLICITATION

     This proxy statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Life Technologies, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, April 16, 1996, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Annual Meeting.

     Proxies for use at the Annual Meeting will be mailed to stockholders on or about March 20, 1996, and will be solicited chiefly by mail. Additional solicitations may be made by telephone or telegram by employees of the Company. The Company will bear the cost of the solicitation of proxies, which may include the reasonable expenses of brokerage firms and others for forwarding proxies and proxy material to the beneficial owners of Common Stock of the Company. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to assist in soliciting proxies, for which they will be paid a fee of $3,000.00, plus handling, postage and out-of-pocket expenses.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve the Proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting. A person giving the accompanying proxy has the power to revoke it at any time before the voting.

RECORD DATE AND VOTING RIGHTS

     As of February 23, 1996, the Company had outstanding 15,208,103 shares of Common Stock, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information, as of January 1, 1996, regarding the beneficial ownership of Common Stock of the Company of (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each of the executive officers named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors, nominees and executive officers of the Company as a group. Such beneficial ownership is reported in accordance with the rules of the Securities and Exchange Commission and includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options. Except as otherwise specified, the named beneficial owner has sole voting and investment power.

                                  AMOUNT AND NATURE OF
NAME AND ADDRESS OF               BENEFICIAL OWNERSHIP     PERCENTAGE OF
BENEFICIAL OWNER                     OF COMMON STOCK       COMMON STOCK
------------------------------------------------------------------------
The Dexter Corporation            8,164,443 shares (1)         53.8%
One Elm Street
Windsor Locks, CT 06096

State of Wisconsin
Investment Board                  1,108,000 shares (2)          7.3%
121 East Wilson Street
Madison, Wisconsin 53707

Thomas H. Adams, Ph.D.                  ---
Frederick R. Adler                  410,930 shares              2.7%
Richard Axel, M.D., Ph.D.                38 shares
Kathleen Burdett                      1,000 shares
Betsy Z. Cohen                        1,000 shares
Paul A. Marks, M.D.                  22,000 shares               .1%
Jerry E. Robertson, Ph.D.            10,000 shares
Frank E. Samuel, Jr.                    ---
Donald C. Sutherland                  2,000 shares
J. Stark Thompson, Ph.D.            221,037 shares (3)          1.5%
K. Grahame Walker                       ---
Iain C. Wylie                           ---
Thomas M. Coutts                     17,000 shares (4)           .1%
Joseph C. Stokes, Jr.                44,129 shares (5)           .3%
John V. Cooper                       14,168 shares (6)
John E. Leffler, Ph.D.                7,334 shares (7)

All directors, nominees and
executive officers as a group
(19 persons)                        834,993 shares              5.5%

                             [Notes on Next Page]

NOTES:

(1) Excludes 192,280 and 29,518 shares of common stock of The Dexter Corporation ("Dexter"), an affiliate of the Company, beneficially owned by Mr. Walker and Ms. Burdett, respectively, constituting an aggregate of approximately 1.0% of the outstanding shares of Dexter, as of January 1, 1996. The shares of Dexter beneficially owned by Mr. Walker and Ms. Burdett include 127,249 and 19,450 shares, respectively, which Mr. Walker and Ms. Burdett may acquire upon the exercise of stock options.

(2) This number of shares is based on information set forth in the Schedule 13G, dated February 6, 1996, filed by the State of Wisconsin Investment Board with the Securities and Exchange Commission.

(3) Includes 196,667 shares of Common Stock which Dr. Thompson may acquire upon the exercise of stock options. Also includes 300 shares owned by Dr. Thompson's wife and 200 shares owned by Dr. Thompson's son, of which he may be deemed to be the beneficial owner. Dr. Thompson disclaims beneficial ownership of these 500 shares.

(4) Includes 17,000 shares of Common Stock which Mr. Coutts may acquire upon the exercise of stock options.

(5) Includes 40,212 shares of Common Stock which Mr. Stokes may acquire upon the exercise of stock options. Also includes 3,717 shares owned by Mr. Stokes' wife, of which Mr. Stokes may be deemed to be beneficial owner. Mr. Stokes disclaims beneficial ownership of these 3,717 shares.

(6) Includes 14,168 shares of Common Stock which Mr. Cooper may acquire upon the exercise of stock options.

(7) Includes 7,334 shares of Common Stock which Dr. Leffler may acquire upon the exercise of stock options.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Company's certificate of incorporation provides for three classes of directors, each class to consist of not more than five nor fewer than three directors, with the term of one class expiring at each annual meeting of stockholders. The number of directors in each class is determined by the vote of at least 75% of the directors.

     The Board of Directors has determined that the total number of directors of the Company shall be nine, with three in the class whose term will expire in 1997, three in the class whose term will expire in 1998, and three in the class whose term will expire in 1999. At the Annual Meeting, three directors are to be elected for terms expiring in 1999.

     Unless otherwise specified, the enclosed proxy will be voted for the election of Thomas H. Adams, Ph.D., Frank E. Samuel, Jr. and Iain C. Wylie to serve until the 1999 Annual Meeting of Stockholders and until their successors shall have been duly elected and shall qualify. Mr. Wylie is currently a director of the Company. On March 15, 1996, Dr. Adams, who had served as a director of the Company since 1992 and whose term as a director was to have expired in 1997, resigned at the request of the Company to stand for election in the class whose term will expire in 1999 to comply with certain provisions of the Company's certificate of incorporation regarding the composition of the Company's classified board. All nominees have consented to be named and have indicated their intent to serve if elected. If for any reason at the time of the Annual Meeting any nominee should be unable to serve as a director, a contingency which the Board of Directors does not expect to occur, discretionary authority is reserved to vote for a substitute.

     The following information relates to the nominees listed above and to the other directors of the Company whose terms of office will extend beyond the Annual Meeting.

                                   NOMINEES
TERM EXPIRING IN 1999:

THOMAS H. ADAMS

Dr. Adams, age 53, has been the chairman of the board and chief executive officer of Genta Incorporated (biotechnology company) since February 1989. He previously served as chairman of the board and chief executive officer of Gen-Probe Incorporated (biotechnology company), which he co-founded in 1984. Prior to joining Gen-Probe, he held the positions of senior vice president of research and development and chief technical officer at Hybritech Incorporated (biotechnology company). Dr. Adams is a director of Biosite Diagnostics (biotechnology company), Ixsys, Inc. (biotechnology company), La Jolla Pharmaceuticals, Inc. and Nanogen, Inc. (biotechnology company). He is also a member of the scientific advisory board of Gensia Pharmaceuticals (biotechnology company).

FRANK E. SAMUEL, JR.

Mr. Samuel, 56, is President of Edison Biotechnology Center, Cleveland, Ohio. He was an independent consultant on medical technology, health care and public policy from 1990 to 1995. From 1984 to 1989, he was president of the Health Industry Manufacturers Association, Washington, D.C. Mr. Samuel is a director of Protocol Systems, Inc. (health industry supplier) and Steris Corporation (health care company).

IAIN C. WYLIE                                                DIRECTOR SINCE 1995

Mr. Wylie, 62, is a business consultant and lecturer. From 1988 to 1991 he was president of Croda Japan KK. Prior to that time Mr. Wylie served in various senior management positions at E.I. DuPont de Nemours & Company ("DuPont") during his career.

                                OTHER DIRECTORS

TERM EXPIRING IN 1998:

KATHLEEN BURDETT                                             DIRECTOR SINCE 1995

Ms. Burdett, age 40, has been vice president and chief financial officer of Dexter (specialty materials company) since January 1995. She previously served as vice president and controller of Dexter since 1989.

Ms. Burdett is a member of the Executive Committee, the Audit Committee and the Compensation and Organization Committee.

BETSY Z. COHEN                                               DIRECTOR SINCE 1992

Ms. Cohen, age 54, has been chairman of the board of Jeff Banks, Inc. (formerly State Bancshares, Inc., a bank holding company) since 1981. She has been chairman of the board of Jefferson Bank, Philadelphia, Pennsylvania, since 1974. She has been chairman of the board of Jefferson Bank of New Jersey, Mt. Laurel, New Jersey, since 1987. She is also a director of U.S. Healthcare (health benefits company).

Ms. Cohen is a member of the Audit Committee and the Stock Option Committee.

J. STARK THOMPSON                                            DIRECTOR SINCE 1988

Dr. Thompson, age 54, has been president and chief executive officer of the Company since 1988. Prior to joining the Company, he was with DuPont for 21 years.

Dr. Thompson is a member of the Executive Committee.


TERM EXPIRING IN 1997:

RICHARD AXEL                                                 DIRECTOR SINCE 1983

Dr. Axel, age 49, has been a professor of biochemistry and pathology, and an investigator at Howard Hughes Medical Institute, College of Physicians and Surgeons, Columbia University and a consultant to the Company since prior to 1985.

JERRY E. ROBERTSON                                           DIRECTOR SINCE 1994

Dr. Robertson, age 63, was executive vice president - life sciences sector and corporate services and a member of the board of directors of Minnesota Mining and Manufacturing Company until his retirement in 1994 after more than 30 years of service. He is a director of Allianz of North America (insurance company), Cardinal Health, Inc. (health care company), Coherent, Inc. (manufacturing company), Haemonetics Corporation (manufacturing company), Manor Care, Inc. (health care company), Medwave, Inc. (health care company) and Steris Corporation.

Dr. Robertson is a member of the Compensation and Organization Committee.

K. GRAHAME WALKER                                            DIRECTOR SINCE 1989

Mr. Walker, age 58, has been chairman of the Company since April 1993. He has been chairman and chief executive officer of Dexter since April 1993. He was president and chief executive officer of Dexter since December 1989. He was elected a director of Dexter in April 1989. From April 1988 to December 1989, he was president and chief operating officer of Dexter. He is a director of The Barnes Group Inc. (manufacturer and distributor of industrial parts and supplies).

Mr. Walker is a member of the Executive Committee and the Compensation and Organization Committee.

     The Board of Directors of the Company held five meetings in 1995. The Board has an Executive Committee, a Compensation and Organization Committee, an Audit Committee and a Stock Option Committee. It has no nominating committee.

     The Executive Committee has four members, Mr. Adler, chairman, Ms. Burdett, Dr. Thompson and Mr. Walker. Subject to certain limitations prescribed by law, by the Company's certificate of incorporation and by-laws and by resolutions of the Board, the Executive Committee has and may execute when the Board is not in session all the powers of the Board. The Executive Committee did not meet in 1995.

     The Compensation and Organization Committee has five members, Dr. Robertson, chairman, Mr. Adler, Ms. Burdett, Mr. Sutherland and Mr. Walker. This committee monitors the Company's compensation policy, with particular emphasis on retirement and officer remuneration matters. It recommends to the Board of Directors and the Stock Option Committee the compensation for the Company's key employees. The committee held three meetings in 1995.

     The Audit Committee has three members, Mr. Sutherland, chairman, Ms. Burdett and Ms. Cohen. Its meetings include, as a matter of course, private sessions with the Company's independent certified public accountants. The Audit Committee recommends to the Board the selection of independent auditors and is charged with reviewing the scope and quality of audit and quarterly reviews performed by the independent auditors as well as other services provided by the independent auditors to the Company. The Audit Committee monitors the Company's policy on ethics and business conduct, the integrity of officers, accounting policies and internal controls and the quality of published financial statements. The committee held two meetings in 1995.

     The Stock Option Committee has three members, Mr. Adler, Ms. Cohen and Mr. Sutherland. This committee administers and grants stock options under the Company's 1995 Long-Term Incentive Compensation Plan. The committee held one meeting in 1995.

     In 1995, each incumbent director attended at least 75 percent of the aggregate meetings of the Board held during his or her term as a director and of the committees on which he or she served.

     The Company believes that during fiscal year 1995 all its directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all filing requirements of Section 16(a) of the Securities Exchange Act of 1934, except for Frederick R. Adler, a director of the Company, who did not report timely three sales of shares of Common Stock of the Company that occurred in November 1995.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

     THE BOARD OF DIRECTORS DEEMS ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" SUCH NOMINEES.

                            EXECUTIVE COMPENSATION

     The following table sets forth information concerning cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during such period.

                          SUMMARY COMPENSATION TABLE

                                                        LONG-TERM
                              ANNUAL COMPENSATION      COMPENSATION
                            -----------------------    ------------
                                                                     ALL OTHER
NAME AND                           SALARY    BONUS     OPTIONS     COMPENSATION /(1)/
PRINCIPAL POSITION           YEAR   ($)       ($)        (#)            ($)
---------------------------------------------------------------------------------------
J. Stark Thompson, Ph.D.,    1995  $368,750  $318,600   75,000        $3,687
President, Chief Executive   1994   346,250   199,495   40,000           831
Officer and Director         1993   327,000   109,484   40,000         1,021

Thomas M. Coutts             1995   220,500   174,636   36,000           ---
Sr. Vice President and       1994   207,750   105,205   17,000           ---
General Manager              1993   196,500    55,978   17,000           ---

Joseph C. Stokes, Jr.        1995   181,250   117,450   27,500         4,620
Vice President - Finance     1994   171,250    68,079   13,000           831
Secretary and Treasurer      1993   163,500    41,055   13,000         1,021

John V. Cooper               1995   160,000   108,000   22,500         2,420
Vice President and           1994   151,750    55,081   10,000           831
General Manager              1993   142,497    35,920    8,000           ---

John E. Leffler, Ph.D.       1995   164,500   102,155   22,500         4,620
Vice President               1994   155,247    67,810   10,000           831
Manufacturing                1993    82,500    35,000    6,000           ---

___________________________________________

     /1/ All Other Compensation represents the Company's contributions under an Extra Savings Plan ("ESP") for the account of each executive officer. Mr. Coutts does not participate in the ESP.

     The following table sets forth, as to each executive officer named in the Summary Compensation Table, information with respect to stock option grants during the period January 1, 1995, through December 31, 1995:


                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
------------------------------------------------------------------------------
                                                                                           POTENTIAL
                                      PERCENT OF                                       REALIZABLE VALUE
                                         TOTAL                                            AT ASSUMED
                                        OPTIONS                                          ANNUAL RATES
                                      GRANTED TO                                           OF STOCK
                           OPTIONS   EMPLOYEES IN    EXERCISE OR                      PRICE APPRECIATION
                           GRANTED      FISCAL       BASE PRICE     EXPIRATION        FOR OPTION TERM(3)
          NAME             (#) (1)       YEAR       ($/SHARE) (2)      DATE          5% ($)       10% ($)
------------------------   -------    ----------    -------------   ----------     ----------    ---------
J. Stark Thompson, Ph.D.    75,000      20.3%           $24.00     Oct. 10, 2005   $1,131,750   $2,868,700
Thomas M. Coutts            36,000       9.8%           $24.00     Oct. 10, 2005      543,240    1,377,000
Joseph C. Stokes, Jr.       27,500       7.5%           $24.00     Oct. 10, 2005      414,975    1,051,875
John V. Cooper              22,500       6.1%           $24.00     Oct. 10, 2005      339,525      860,625
John E. Leffler, Ph.D.      22,500       6.1%           $24.00     Oct. 10, 2005      339,525      860,625
----------------------------------------------------------------------------------------------------------

(1) One-third of these options vest on each of the first three anniversary dates following the date of grant. Options are exercisable within the ten-year period from the date of grant subject to the vesting schedule.

(2) The exercise price of all options granted during 1995 was equal to the market value of the underlying Common Stock on the date of grant.

(3) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. There is no representation that the rates of appreciation reflected in this table will be achieved.

     The following table provides information on option exercises in fiscal year 1995 by the named executive officers and the value of such officers' unexercised options at December 31, 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

                            SHARES                                                VALUE OF UNEXERCISED
                           ACQUIRED                 NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                              ON       VALUE               OPTIONS                 AT FISCAL YEAR END
                           EXERCISE   REALIZED      AT FISCAL YEAR END (#)             ($) /(1)/
                                                 ---------------------------   ---------------------------
          NAME                (#)       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------   --------   --------   -----------   -------------   -----------   -------------
J. Stark Thompson, Ph.D.     6,667     $81,671       196,667      114,999       $2,415,291      $573,846
Thomas M. Coutts            44,001    $240,076        17,000       52,999          105,188       256,512
Joseph C. Stokes, Jr.        6,455     $78,994        40,212       40,499          358,776       196,064
John V. Cooper                ---         ---         14,168       31,832          108,751       149,312
John E. Leffler, Ph.D.        ---         ---          7,334       31,166           62,714       143,692

_________________________________

     /1/ Based on the average price of a share of the Company's Common Stock on December 31, 1995 of $27.0625.


PENSION AND RETIREMENT BENEFITS

     The Company has a pension plan for certain groups of employees. The Company makes an annual contribution to the plan which is actuarially determined. Such contribution cannot be appropriately allocated to individual participants and, accordingly, is not included in the Summary Compensation Table. The Company's contribution to the pension plan for 1995 will be $1,404,875, which represents 3.8% of eligible compensation. Employees within the eligible group may participate in the plan after completing one year of service and attaining age
21. Participating employees become fully vested in the plan after five years of service. Normal retirement age is 65, and actuarially reduced benefits are available to participants who are age 55 and have ten years of service.

     In general, the participant accrues an annual retirement benefit equal to 1% of the participant's final five-year average compensation (plus an additional
 .5% above Social Security covered compensation) times the number of years of service credited after October 31, 1975. Eligible compensation is defined as salary, hourly wages, bonus and commissions. Eligible compensation for the executive officers named in the Summary Compensation Table does not differ by more than 10 percent from the summary compensation set forth in such table.

     The following table illustrates the estimated annual benefit (prior to an offset for the primary Social Security benefit) which participants are eligible to receive from the pension plan under a straight life annuity basis with a retirement age of 65 assuming the individual's compensation remains constant at the indicated amount for the final five years of service.

                              PENSION PLAN TABLE

Final Five-Year
   Average
 Remuneration       15 Years   20 Years   25 Years   30 Years   35 Years
 ------------       --------   --------   --------   --------   --------
$   700,000          152,813    203,375    254,688    305,625    356,563
    600,000          130,313    173,750    217,188    260,625    304,063
    500,000          107,813    143,750    179,688    217,625    251,563
    400,000           85,313    113,750    142,188    170,625    199,063
    300,000           62,813     83,750    104,688    125,625    146,563
    200,000           40,313     53,750     67,188     80,625    115,938

     The number of credited years of service as of December 31, 1995, for the executive officers named in the Summary Compensation Table was seven for J. Stark Thompson, 15 for Joseph C. Stokes, Jr., four for John V. Cooper and three for John E. Leffler. Thomas M. Coutts does not participate in the pension plan. As of December 31, 1995, the estimated benefits payable upon retirement at age 65, based on the maximum years of service for each individual, was as follows:
J. Stark Thompson, $179,959, Joseph C. Stokes, Jr., $133,376, John V. Cooper, $92,688, and $47,935 for John E. Leffler.

     The Company has a supplemental retirement plan ("SRP") intended to provide retirement benefits, supplementing those provided under other plans, to certain officers and key employees. Upon retirement at the age of 65, participants are entitled to receive an annual benefit equal to 55% of their average annual compensation (salary and bonus) based on the highest 60 consecutive months of a participant's last 120 months as a participant in the SRP, less all other retirement benefits received (including Social Security benefits, other Company retirement benefits and plans of other employers). The SRP currently has five participants, including Dr. Thompson. Since participation in the SRP is not based on a participant's number of years of service and benefits payable under the SRP would only be payable after taking into account all other retirement benefits received, payments made under the SRP are not included in the Pension Plan Table above.

AGREEMENTS WITH EXECUTIVE OFFICERS

     The Company has entered into agreements with certain of its executive officers, including the executive officers named in the Summary Compensation Table, which provide certain severance benefits for them in the event of a termination of their employment following a Change of Control (as defined in the agreements), in order to encourage such executives, in the event of a Change of Control of the Company, to continue to perform their duties in the best interests of the Company and its stockholders. The agreements were entered into between June 23, 1989 and February 14, 1996.

     Each agreement provides that, if, within a specified period of time following a Change of Control (two years in the case of Dr. Thompson, Mr. Coutts and Mr. Stokes, executive officers named in the Summary Compensation Table, and one year for all other executive officers) the Company terminates the employment of the executive other than for disability or Cause (as defined in the agreements, including repeated, willful and deliberate violations by the executive of his obligations under the agreement or the commission by the executive of an intentional act of fraud, embezzlement, theft or misappropriation of confidential information), or the executive voluntarily terminates his employment for Good Reason (as defined in the agreements, including a diminution in the executive's position, authority, duties or responsibilities or a change in the executive's job location or any purported termination in violation of the agreement or the failure of any successor to comply with the agreement), the executive will receive his base salary and bonus through the date of termination plus specified severance benefits. Generally, these severance benefits include (i) a specified multiple times an executive's annual base salary plus bonus (two times in the case of Dr. Thompson, Mr. Coutts and Mr. Stokes, executive officers named in the Summary Compensation Table, and one times for all other executive officers), and (ii) retirement benefits and health insurance and other benefits for the remainder of the term of the agreement. In addition, the executive would be entitled to immediate acceleration of the exercisability of his stock options.

     A Change of Control of the Company generally means (i) an acquisition of 50% or more of the Company's common stock or voting securities without approval of a majority of the incumbent board of directors, including a majority of the directors who are not Dexter-related Directors (as defined in the agreements),
(ii) certain changes in the composition of a majority of the Company's incumbent board of directors from such composition on the effective date of the agreement, except changes approved by a majority of directors comprising the incumbent board, including a majority of the directors who are not Dexter-related Directors, and (iii) so long as Dexter owns specified percentages of the Company's stock, certain increases in the percentage of the directors of the Company who are Dexter-related Directors following a change in control of Dexter (as defined in the agreements).

             REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report of the Compensation and Organization Committee and the Stock Option Committee and the Performance Graph which follows shall not be incorporated by reference into any such filings.

     The Compensation and Organization Committee (the "Compensation Committee") of the Company is responsible for, among other things, establishing and administering the compensation policies applicable to executive officers. The Compensation Committee is composed of: Jerry E. Robertson, chairman, Frederick
R. Adler, Kathleen Burdett, Donald C. Sutherland and K. Grahame Walker. The Stock Option Committee of the Company is responsible for administering and granting stock options under the Company's stock option plans. The Stock Option Committee is composed entirely of independent directors: Frederick R. Adler, Betsy Z. Cohen and Donald C. Sutherland.

OVERALL POLICY

     The Company's executive compensation is designed to be closely linked to long-term corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price over time. The overall objectives of this strategy are to attract and retain executive talent of the highest quality, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year the Compensation Committee reviews the Company's executive compensation program. This review includes an evaluation based on the Biotechnology Compensation and Benefits Survey conducted by Radford Associates/Alexander & Alexander Consulting Group and sponsored by the Biotechnology Industry Organization (the "Radford Survey"). A total of 263 biotechnology companies participated in the 10th annual edition of the Radford Survey which was published in early 1995, of which about one-half are publicly traded companies and one-half are private companies. Compensation data was reported for over 33,000 incumbents in executive, management and benchmark positions. Participants in the Radford Survey reported on bonus and cash profit sharing plans and stock option plans, as well as other compensation and benefit plans. Participating companies range in size from 100 employees to over 3,000 employees and are widespread geographically. These companies are not identical to those comprising the Nasdaq Pharmaceutical Stock Index, which has been used for purposes of comparison in the stock performance graph at page 20, although there are overlaps.

     The Compensation Committee reviews and makes recommendations to the Board of Directors and the Stock Option Committee with respect to the compensation of the most highly compensated executives, including the individuals named in the Summary Compensation Table, and reviews the compensation policies and pay practices employed with respect to all the Company's other executive-level employees. This practice is designed to ensure consistency throughout the executive compensation program. The key elements of the Company's executive compensation program consist of base salary, cash bonuses and stock options. The Compensation Committee's and Stock Option Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Dr. Thompson, are discussed below.

BASE SALARY

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies. The Company has principally used the Radford Survey, which is published annually, for purposes of comparison of compensation of its executive officers to compensation of peer companies.

     It has been the Company's policy to target base salaries between the 50th and 75th percentiles for base pay of similar positions within the defined competitive group in the Radford Survey, adjusted for sales size. Annual salary adjustments are determined by evaluating the performance of each executive officer taking into account new responsibilities as well as the individual's contribution to the Company's overall performance. Individual performance ratings take into account such factors as achievement of the strategic plan, attainment of specific individual objectives, interpersonal managerial skills and civic involvement.

CASH BONUS

     The Company's cash bonus accounts for a significant percentage of each executive officer's compensation. Executive officers participate in the Company's Incentive Compensation Plan ("ICP"), which is a pay-for-performance plan designed to compensate officers for performance that increases stockholder value. Approximately 700 employees of the Company are eligible to participate in the ICP. The ICP is approved by the Compensation Committee and is reviewed semi-annually.

     "Performance" is measured by assessing both the Company's performance and individual performance. The total amount of compensation to be distributed each year (the "Incentive Pool") is based on Company performance, as measured by specific measurements defined each year such as sales growth, return on investment and operating profitability, and threshold, target and maximum performance levels are established to reflect the Company's operations. Each participant's ICP payout is based upon his or her contribution to the Company's performance as well as the Company's overall financial results in the year. The individual performance ratings in the ICP may range from 0% to 125%. The Company performance-based factors considered in determining the ICP and the weight given to those factors in 1995 were as follows: operating income, 40%; return on investment, 20%;

and net sales, 40%. These factors are weighted annually to reflect the assessment of those issues that are in need of emphasis in accordance with the Company's strategic plan. Once the Incentive Pool is determined, the Compensation Committee reviews each executive officer's potential share of the Incentive Pool based on his or her contribution to the Company's business results, which is a subjective determination. The Compensation Committee considers a number of factors in determining an executive officer's contribution to the Company's business results, including the level of the executive's job responsibilities, the executive's past performance and the achievement of individual performance objectives. Individual performance objectives are set at the beginning of each year by the Compensation Committee and the Chief Executive Officer for the Chief Executive Officer and by the Chief Executive Officer and each other executive officer for that executive officer. An executive's individual performance measures take into account such factors as the attainment of specific individual objectives, leadership and management skills and civic involvement. No specific weight is assigned to any particular factor. Bonuses are paid semi-annually, although the amounts paid under the ICP are based on and adjusted for the Company's annual results.

STOCK OPTIONS

     The third component of each executive officer's compensation is the Company's 1995 Long-Term Incentive Compensation Plan pursuant to which the Company has granted to executive officers and other key employees options to purchase shares of its Common Stock. The Board of Directors of the Company believes that the Company's stock option plan is an important factor in attracting, retaining and motivating its officers and key employees. The objective of the Company's long-term incentive compensation plan is to advance the long-term interests of the Company and its stockholders and complement incentives tied to annual performance. Stock option grants provide rewards to executives upon the creation of incremental stockholder value. The determination of the number of stock options granted under the Company's stock option plan is primarily based upon a review of the value of stock options granted at 17 biotechnology companies of comparable revenue size which the Company believes reflects the market in which the Company competes for executive talent (a number of which companies are included in the Radford Survey), the total compensation package at these peer companies, and judgments concerning an individual's performance results and the ability of the individual to impact the long-term success of the Company, which is a subjective determination. The Stock Option Committee also considers the number of options outstanding as previously granted, the number of options held by such officer, and the aggregate number of current stock options to be granted in determining the number of stock options to be granted to a participant.

     In order to provide the Board with an objective perspective of competitive stock option programs based on public information, in 1991 the Board of Directors engaged an independent consultant in executive compensation to prepare an analysis of the Company's stock option program in light of competitive stock option programs at companies deemed to be most comparable to the Company because of the similarity of their business and size. The Stock Option Committee considered the consultant's analysis (which has been updated annually since
1991) in determining its stock option grants.

     The stock options granted in 1995 were granted at an exercise price equal to the market value of the Common Stock on the date of grant and will only have value if the Company's stock price increases. Generally, grants of stock options vest in equal amounts over three years and are exercisable within the ten-year period from the date of grant. This approach is designed to provide further incentive to create value for the Company's stockholders over the long-term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

COMPENSATION TO CHIEF EXECUTIVE OFFICER

     In 1995, J. Stark Thompson, Ph.D., Chief Executive Officer of the Company, received a base salary of $368,750, an increase of 6.5% over his 1994 base salary. In addition, 6.5% of the Company's Incentive Pool, or $318,600, was paid to Dr. Thompson as a bonus in 1995, compared with 7.2% of the Incentive Pool, or $199,495 in 1994. It is our view that total cash compensation paid to Dr. Thompson in 1995 is consistent with the Compensation Committee's compensation philosophy.

     In 1995, Dr. Thompson also received options to purchase 75,000 shares of Common Stock at an exercise price of $24.00 per share. The grants were given to reinforce the relationship between the Company's performance and the Chief Executive Officer's future earnings. The Stock Option Committee took into consideration the report prepared by the Company's independent executive compensation consultant in determining the stock option grants.

     The Company's performance in 1995 exceeded expectations when compared with specific performance goals. Dr. Thompson's incentive compensation increased 59.7% in 1995 compared with the prior year. Dr. Thompson's total compensation in 1995 increased 26% over 1994.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 limits the amount of compensation a corporation may deduct as a business expense paid to its Chief Executive Officer or any of its four other most highly compensated officers to $1,000,000 in any year except to the extent that such compensation qualifies as "performance-based compensation" (or meets other exceptions not here relevant). All compensation payments in 1995 to the five executive officers named in the Summary Compensation Table will be fully deductible. The Compensation Committee's present intention is to comply with the requirements of Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interests of the Company or its stockholders.

CONCLUSION

     The Compensation Committee and Stock Option Committee believe that linking executive compensation to individual and Company performance results in better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation Committee and the Stock Option Committee believe that compensation paid to its executives during 1995, including the Chief Executive Officer, reflects the Company's compensation goals and policy.

COMPENSATION & ORGANIZATION COMMITTEE        STOCK OPTION COMMITTEE
Jerry E. Robertson, Chairman                 Frederick R. Adler
Frederick R. Adler                           Betsy Z. Cohen
Kathleen Burdett                             Donald C. Sutherland
Donald C. Sutherland
K. Grahame Walker

                               PERFORMANCE GRAPH

Note: The total stockholder return (i.e., changes in share price plus reinvested dividends) shown on the performance graph below is not necessarily indicative of the future returns on the Company's Common Stock.

Comparison of Five-Year Cumulative Total Return Among Life Technologies, Inc.,
   The Nasdaq Stock Market (U.S. & Foreign) and Nasdaq Pharmaceutical Stocks
             (Assuming an investment of $100 on December 31, 1990)

                       [PERFORMANCE GRAPH APPEARS HERE]

Index Description                       1990   1991   1992   1993   1994   1995
-------------------------------------------------------------------------------
Life Technologies, Inc.                  100    107    135    116    124    175
Nasdaq Stock Market (U.S. & Foreign)     100    159    185    214    207    288
Nasdaq Pharmaceutical Stocks             100    265    221    197    148    271

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, Jerry E. Robertson, chairman, Frederick R. Adler, Kathleen Burdett, Donald C. Sutherland and K. Grahame Walker served as members of the Company's Compensation Committee. Robert E. McGill, III, former executive vice-president of Dexter, served as a member of the Compensation Committee and the Board of Directors of the Company from January 1, 1995, to April 11, 1995. Frederick R. Adler, Betsy Z. Cohen and Donald C. Sutherland served as members of the Company's Stock Option Committee in 1995.

     In 1995 the Company received the benefit of certain services performed by Dexter corporate personnel, including insurance, risk management advice and internal audit, for which the Company paid Dexter $15,000. Dexter also purchased principally all insurance for the Company for which the Company was charged its pro rata share of the cost of such insurance. Mr. Walker serves as a director of the Company and Dexter.

COMPENSATION OF DIRECTORS

     In 1995, each director of the Company (except Dr. Thompson who was an officer of the Company) received a $10,000 retainer fee which was paid quarterly, an additional fee of $1,000 for each Board meeting attended, and $500 for each committee meeting attended.

             PROPOSAL NO. 2 - APPROVAL OF NON-EMPLOYEE DIRECTORS'
                          ANNUAL RETAINER STOCK PLAN


     The Non-Employee Directors' Annual Retainer Stock Plan (the "Retainer Plan") was adopted by the Board of Directors on February 14, 1996, subject to approval by the Company's stockholders. A copy of the Retainer Plan appears at Exhibit A of this proxy statement, and the following summary of the material terms of the Retainer Plan is qualified in its entirety by reference thereto.

SUMMARY OF PLAN

     The purpose of the Retainer Plan is to advance the interests of the Company and its stockholders by enabling members of the Board who are not officers or employees of the Company or any of its subsidiaries to (i) receive shares of the Company's Common Stock, based on its fair market value (as determined under the Retainer Plan), in lieu of all or a portion of the annual cash retainer fee they receive for services on the Board; and (ii) receive an automatic annual grant of 200 shares of Common Stock of the Company, payable semi-annually, as additional compensation for services rendered as a member of the Board of Directors of the Company (prorated for those directors, if any, serving part of a full year). The Retainer Plan will be administered by the Board. Up to an aggregate of 75,000 shares may be issued pursuant to the Retainer Plan. Unless terminated earlier in accordance with its provisions, the Retainer Plan shall expire ten years from the date of approval by the Company's stockholders.

FEDERAL INCOME TAX CONSEQUENCES

     Shares of Common Stock received pursuant to a director's election will be ordinary income to the recipient on the date the shares are received in an amount equal to the fair market value of the shares on that date, and the Company will be entitled to a corresponding deduction. The receipt of non-elective shares will generally result in ordinary income when they are no longer subject to the Rule 16(b) restrictions (generally, six months following the date the shares are issued) in an amount equal to the fair market value of the shares on the date the restrictions lapse, and the Company will be entitled to a corresponding deduction.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

           PROPOSAL NO. 3 - APPROVAL OF 1996 NON-EMPLOYEE DIRECTORS'
                               STOCK OPTION PLAN

SUMMARY OF PLAN

     The 1996 Non-Employee Directors' Stock Option Plan (the "Plan") was adopted by the Board of Directors on February 14, 1996, subject to approval by the Company's stockholders. A copy of the Plan is attached as Exhibit B to this proxy statement, and the following summary of the material terms of the Plan is qualified in its entirety by reference thereto.

     The purpose of the Plan is to strengthen the Company's ability to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business by serving as members of the Company's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through ownership of its Common Stock.

     The Plan provides for the automatic grant to each of the Company's non-employee directors of (i) an option to purchase 4,500 shares of Common Stock on the later of (x) October 1, 1996, provided such director is then serving as a non-employee director, or (y) the date of such director's initial election or appointment to the Board of Directors (the "Initial Grant"), and (ii) an option to purchase 4,500 shares of Common Stock on each October 1 following the Initial Grant, provided that such individual is a non-employee director on such date.
Up to an aggregate of 500,000 shares of Common Stock may be granted under the Plan. The options to be granted will have an exercise price of 100% of the fair market value (as determined under the Plan) of the Common Stock on the date of grant and have a ten-year term. The options will vest equally during the first three years after the grant (namely, 1,500 shares will vest each year), subject to acceleration in the event of a Change of Control (as defined in the Plan). The options may be exercised by payment in cash, check or shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

     An optionee will not realize taxable income upon the grant of an option. The optionee will generally recognize ordinary income when the option is exercised equal to the excess of the value of the stock over the exercise price (i.e., the option spread), and the Company will receive a corresponding deduction. Upon a subsequent sale of the stock, the optionee will realize capital gain or loss equal to the difference between the selling price and the value of the stock at the time ordinary income was recognized with respect to the exercise.

VOTE REQUIRED

     The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, a quorum being present, is required for the adoption of this proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present. However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present or represented at the Annual Meeting and entitled to vote. Accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter because it represents a share present or represented at the Annual Meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

            PROPOSAL NO. 4 - RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P., independent certified public accountants, to audit the accounts of the Company for fiscal year 1996, and it is proposed that the selection of such firm be ratified by the stockholders at the Annual Meeting. In the event that such selection is not so ratified, it will be reconsidered by the Audit Committee and the Board.

     A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

     Coopers & Lybrand L.L.P. audited the accounts of the Company and certain employee benefit plans for fiscal year 1995. In connection with its audit function, Coopers & Lybrand L.L.P. reviewed the Company's 1995 quarterly and annual reports to its stockholders and certain filings with the Securities and Exchange Commission. In addition, during fiscal year 1995, Coopers & Lybrand L.L.P. provided other professional services to the Company.

     The Audit Committee approves in advance the nature of professional services for which the Company may retain the firm of Coopers & Lybrand L.L.P., considers the possible effect of such retention on the independence of such firm, and determines whether the services provided were within the scope of such approval.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for adoption of this proposal. Abstentions and broker non-votes have the same legal effect as a vote cast against the proposal.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company no later than November 20, 1996, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting.

                                OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the Annual Meeting. If, however, any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                      By Order of the Board of Directors,


                             Joseph C. Stokes, Jr.
                                   Secretary


Dated:  March 20, 1996


A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE AFTER MARCH 31, 1996, TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:

     LIFE TECHNOLOGIES, INC.
     ATTN: JOSEPH C. STOKES, JR., SECRETARY
     8717 GROVEMONT CIRCLE
     GAITHERSBURG, MARYLAND 20877.

                                                                       EXHIBIT A

                            LIFE TECHNOLOGIES, INC.
              NON-EMPLOYEE DIRECTORS' ANNUAL RETAINER STOCK PLAN

1.   PURPOSE
     -------

     The purpose of the Life Technologies, Inc. Non-Employee Directors' Annual Retainer Stock Plan is to advance the interests of the Company and its stockholders by enabling members of the Board who are not officers or employees of the Company or any of its subsidiaries to (i) receive shares of the Company's Common Stock in lieu of all or a portion of the annual cash retainer fee they receive for services on the Board; and (ii) receive an annual grant of 200 shares of Common Stock of the Company as additional compensation for services rendered as a member of the Board of Directors of the Company.

2.   DEFINITIONS
     -----------

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Common Stock" means the Common Stock of the Company, par value $.01 per share.

     (c)  "Company" means Life Technologies, Inc., its successors and assigns.

     (d) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (e) "Fair Market Value" means the average of the high and low sales prices of Common Stock as quoted on the Nasdaq National Market System on the relevant payment date or, if no shares were traded on such date, on the next preceding date on which the Common Stock was traded.

     (f) "Retainer" means the annual cash retainer fee payable to a director for his or her services on the Board.

     (g) "Non-Employee Director" means a member of the Board who is not an officer or employee of the Company or any of its subsidiaries.

     (h) "Retainer Plan" means this Non-Employee Directors' Annual Retainer Stock Plan.

3.   ELIGIBLE PARTICIPANTS
     ---------------------

     Each Non-Employee Director shall be eligible to participate in the Retainer Plan.

4.   ADMINISTRATION
     --------------

     The Retainer Plan shall be administered by the Board. The Board shall, subject to the provisions of the Retainer Plan, have the power to construe the Retainer Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Retainer Plan as it may deem desirable. Any decisions of the Board in the administration of the Retainer Plan, as described herein, shall be final and conclusive. The Board may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for any action or determination made in good faith with respect to the Retainer Plan.

5.   ELECTION TO RECEIVE COMMON STOCK
     --------------------------------

     Each Non-Employee Director shall have the right to elect, on forms provided by the Company, to receive all or a portion of the Retainer in the form of shares of Common Stock. Any part of the Retainer elected to be paid in shares of Common Stock shall be payable semi-annually, on October 1 and April 1. Any such election (i) shall be in writing delivered to the Secretary of the Company,
(ii) shall specify an amount of the Retainer to be received in the form of Common Stock (expressed as a percentage of the Retainer otherwise payable in cash or an amount in dollars), (iii) shall be made at least six months prior to the first payment date relating to the compensation with respect to which such election is to apply and shall remain in effect unless and until revoked, which revocation must be made at least six months before a semi-annual payment date (but only once in any 12-month period). If a Non-Employee Director elects pursuant to this Paragraph 5 to receive Common Stock, the number of shares of Common Stock to be issued at the time of payment shall be determined by dividing the amount elected to be taken in the form of shares of Common Stock by the Fair Market Value of such shares on the date of payment. Notwithstanding the foregoing, to the extent a Non-Employee Director does not serve as such for a full year, then he or she will be entitled to receive a portion of the shares of Common Stock he or she would have received on the next payment date, based upon the number of full months which have elapsed from the April 1 or October 1, or if later the date of his or her election or appointment to the Board, preceding the date he or she ceased to be a Non-Employee Director.

6.   AMOUNT OF STOCK GRANTS
     ----------------------

     Each Non-Employee Director shall receive a grant of 100 shares of the Company's Common Stock on each October 1 and each April 1 (commencing October 1,
1996) on which he or she is serving as a Non-Employee Director. If a Non-Employee Director ceases to serve as such, then he or she will be entitled to receive a portion of the 100 shares he or she would have received on the next October 1 or April 1, based upon the number of full months which have elapsed from the April 1 or October 1, or if later the date of his or her election or appointment to the Board, preceding the date he or she ceased to be a Non-Employee Director.

     No shares of Common Stock received under this Section 6 of the Retainer Plan may be sold, transferred, pledged or otherwise disposed of prior to the date which is six months and one day after the date the shares are issued.

7.   NUMBER OF SHARES OF COMMON STOCK ISSUABLE
     -----------------------------------------
     UNDER THE RETAINER PLAN
     -----------------------

     The maximum number of shares of Common Stock that may be issued under the Retainer Plan shall be 75,000. Either authorized and unissued shares of Common Stock or treasury shares may be delivered pursuant to the Retainer Plan.

     In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, distribution of property, special cash dividend or other change in corporate structure affecting the shares of Common Stock, adjustments shall be made by the Board to prevent dilution or enlargement of rights in the number and class of shares granted or authorized to be granted hereunder.

8.   AMENDMENTS TO THE RETAINER PLAN
     -------------------------------

     The Board may at any time terminate or from time to time modify or suspend the Retainer Plan; provided, however, that to the extent provided by Rule 16-3 under Section 16 of the Exchange Act, Retainer Plan provisions shall not be amended more than once every six months, except that the foregoing shall not preclude any amendment to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time; and further provided that no such modification without the approval of the stockholders of the Company shall:

     (a) increase the maximum number of shares which may be issued under the Retainer Plan in the aggregate or the number of shares which may be issued to each Non-Employee Director (except as permitted by the last paragraph of Section
7); or

     (b) extend the period during which Common Stock may be granted under the Retainer Plan.

     No amendment of the Retainer Plan shall materially and adversely affect any right of any Non-Employee Director with respect to any shares of Common Stock heretofore issued without such Non-Employee Director's written consent.

9.   TERMINATION
     -----------

     The Retainer Plan shall terminate upon the earliest of the following dates or events to occur: (a) upon the adoption of a resolution of the Board terminating the Retainer Plan; or (b) ten years from the date the Retainer Plan is initially approved and adopted by the stockholders of the Company in accordance with Section 10 hereof; or (c) the issuance of the maximum number of shares which may be issued under the Retainer Plan. No termination of the Retainer Plan shall materially and adversely affect any right of any Non-Employee Director with respect to any shares of Common Stock theretofore issued without such Non-Employee Director's written consent.

10.  MISCELLANEOUS PROVISIONS
     ------------------------

     (a) Neither the Retainer Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

     (b) A Non-Employee Director's rights and interest under the Retainer Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Non-Employee Director's death, by will or the laws of descent and distribution).

     (c) As a condition to issuing the shares of Common Stock hereunder, the Board may require a Non-Employee Director to pay to the Company such sum as may be necessary to discharge any obligation of the Company with respect to taxes, assessments or other governmental charges imposed on property or income received by such Non-Employee Director pursuant to the Retainer Plan.

     (d)  The expenses of the Retainer Plan shall be borne by the Company.

     (e) The Retainer Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares hereunder.

     (f) The Company shall not be required to issue fractions of shares. Whenever under the terms of the Retainer Plan a fractional share would be required to be issued, the Non-Employee Director shall be paid in cash for such fractional share based upon the same Fair Market Value which was used to determine the number of shares to be issued on the relevant payment date.

     (g) The issuance or delivery of any Common Stock may be postponed by the Board for such period as may be required to comply with Federal securities laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance or delivery of such shares, and the Board shall not be obligated to issue or deliver any

Common Stock if the issuance or delivery of such shares would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

     (h) A Non-Employee Director shall have no rights as a stockholder with respect to Common Stock awarded to him or her under the Retainer Plan, including the rights to vote and to receive dividends unless and until such Common Stock is issued to him or her on the books of the Company.

     (i) A Non-Employee Director may file with the Board a written designation of a beneficiary, on such form as may be prescribed by the Board, to receive any shares of Common Stock or cash payments that become deliverable to the Non-Employee Director pursuant to the Retainer Plan as a result of the Non-Employee Director's death. A Non-Employee Director may, from time to time, amend or revoke a designation of beneficiary. If no designated beneficiary survives the Non-Employee Director, the executor or administrator of the Non-Employee Director's estate shall be deemed to be the Non-Employee Director's beneficiary.

     (j) The provisions of the Retainer Plan shall be governed by and construed in accordance with the laws of the State of Delaware.

11.  STOCKHOLDER APPROVAL
     --------------------

     This Retainer Plan shall be subject to approval by a vote of the stockholders of the Company at the 1996 annual meeting of stockholders.

12.  EFFECTIVE DATE
     --------------

     This Retainer Plan shall be effective as of the date that it is approved by the Company's stockholders.

                                                                       EXHIBIT B

                            LIFE TECHNOLOGIES, INC.
                1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


1.   PURPOSE
     -------

     The purpose of this 1996 Non-Employee Directors' Stock Option Plan (the "Plan") of Life Technologies, Inc. (the "Company") is to strengthen the Company's ability to attract and retain the services of knowledgeable and experienced persons who, through their efforts and expertise, can make a significant contribution to the success of the Company's business by serving as members of the Company's Board of Directors and to provide additional incentive for such directors to continue to work for the best interests of the Company and its stockholders through ownership of its Common Stock, $.01 par value (the "Common Stock"). Accordingly, the Company will grant to each non-employee director options to purchase shares of the Company's Common Stock on the terms and conditions hereinafter established.

2.   STOCK SUBJECT TO PLAN
     ---------------------

     The Company may issue and sell a total of 500,000 shares of its Common Stock pursuant to the Plan. Such shares may be either authorized and unissued or held by the Company in its treasury. New options may be granted under the Plan with respect to shares of Common Stock which are covered by the unexercised portion of an option which has terminated or expired by its terms, by cancellation or otherwise.

3.   ADMINISTRATION OF THE PLAN
     --------------------------

     The Plan shall be administered by the Board of Directors of the Company (the "Board"). The interpretation and construction by the Board of any provisions of the Plan or of any other matters related to the Plan shall be final. The Board may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan.

     The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that any such action would not impair any option to purchase Common Stock theretofore granted under the Plan; and provided further that without the approval of the Company's stockholders, no amendments or alterations would be made which would (i) increase the number of shares of Common Stock that may be purchased by each non-employee director under the Plan (except as permitted by Paragraph 10), (ii) increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan (except as permitted by Paragraph 10), (iii) decrease the option exercise price (except as permitted by Paragraph 10), or (iv) extend the period during which outstanding options granted under the Plan may be exercised;

and provided further that Paragraph 5 of the Plan shall not be amended more than once every six months other than to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

4.   ELIGIBILITY
     -----------

     All directors of the Company who are neither officers nor employees of the Company or any of its subsidiaries shall be eligible to receive options under the Plan.

5.   GRANTS
     ------

     (i) Each non-employee director shall automatically be issued an option to purchase 4,500 shares of the Company's Common Stock (the "Initial Option") on October 1, 1996, if he or she is then serving as a director, or, if later, on the date of his or her initial election or appointment to the Board at the following price for the following term and otherwise in accordance with the terms of the Plan:

          (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Initial Option on the date the option is granted.

          (b) Except as provided herein, the term of an Initial Option shall be for a period of ten (10) years from the date the option is granted.

     (ii) In addition, each non-employee director shall, on each October 1 following the grant date of his or her Initial Option (the "Additional Grant Date"), if he or she is still a non-employee director on such date, automatically be granted an option to purchase 4,500 shares of the Company's Common Stock (the "Additional Option") at the following price for the following term and otherwise in accordance with the terms of the Plan:

          (a) The option exercise price per share of Common Stock shall be the Fair Market Value (as defined below) of the Common Stock covered by such Additional Option on the Additional Grant Date.

          (b) Except as provided herein, the term of an Additional Option shall be for a period of ten (10) years from the Additional Grant Date.

     (iii) "Fair Market Value" shall mean, for each grant date, (A) if the Common Stock is listed or admitted to trading on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "ASE"), the average of the high and low sales prices of the Common Stock on such date, or if no sale takes place on such date, the average of the highest closing bid and lowest closing asked prices of the Common Stock on such exchange, in each case as officially reported on the NYSE or the ASE, or (B) if no shares of Common Stock are then listed or admitted to trading on the NYSE or the ASE, the average of the high and low sales prices of the

Common Stock on such date on the Nasdaq National Market System or, if no shares of Common Stock are then quoted on the Nasdaq National Market System, the average of the closing bid and highest asked prices of the Common Stock on such date on Nasdaq or, if no shares of Common Stock are then quoted on Nasdaq, the average of the highest bid and lowest asked prices of the Common Stock on such date as reported in the over-the-counter system. If no closing bid and highest asked prices thereof are then so quoted or published in the over-the-counter market, "Fair Market Value" shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board.

6.   REGULATORY COMPLIANCE AND LISTING
     ---------------------------------

     The issuance or delivery of any option may be postponed by the Company for such period as may be required to comply with the federal securities laws, any applicable listing requirements of any applicable securities exchange and any other law or regulation applicable to the issuance or delivery of such options, and the Company shall not be obligated to issue or deliver any options if the issuance or delivery of such options would constitute a violation of any law or any regulation of any governmental authority or applicable securities exchange.

7.   RESTRICTIONS ON EXERCISABILITY AND SALE
     ---------------------------------------

     (i) Except as provided in Paragraph 7(ii) below, and subject to Paragraph 7(iii) below, each option granted under the Plan may be exercisable as to 33 1/3% of the total number of shares issuable under such option on each of the three successive anniversaries of the grant date of such option.

     (ii) If any event constituting a "Change in Control of the Company" shall occur, all options granted under the Plan which are outstanding at the time a Change of Control of the Company shall occur shall immediately become exercisable. A "Change in Control of the Company" shall be deemed to occur if
(i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
Act) of 50% or more of the Company's outstanding Common Stock other than pursuant to a plan or arrangement entered into by such person and the Company, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (iii) Notwithstanding anything herein to the contrary, if the shares of Common Stock issuable upon exercise of options granted under the Plan have not been registered under the Securities Act of 1933, as amended, the Board may consider the exercisability of options upon compliance with applicable federal and state securities laws.

8.   CESSATION AS DIRECTOR
     ---------------------

     Except as otherwise provided in Paragraph 7(ii), in the event that the holder of an option granted pursuant to the Plan shall cease to be a director of the Company for any reason such holder may exercise any portion of the option that is exercisable by him or her at the time he or she ceases to be a director of the Company, but only to the extent such option is exercisable as of such date, within six months after the date he or she ceases to be a director of the Company.

9.   DEATH
     -----

     In the event that a holder of an option granted pursuant to the Plan shall die, his or her estate, personal representative or beneficiary may exercise any portion of the option that was exercisable by the deceased optionee at the time of his or her death, but only to the extent such option is exercisable as of such date, within twelve months after the date of his or her death.

10.  STOCK SPLITS, MERGERS, ETC.
     ---------------------------

     In the event of any stock split, stock dividend or similar transaction which increases or decreases the number of outstanding shares of Common Stock, appropriate adjustment shall be made by the Board of Directors, whose determination shall be final, to the number of shares of Common Stock which may thereafter be available under the Plan, the number of shares subject to outstanding options granted hereunder and the option exercise price per share of Common Stock which may be purchased under any outstanding options. In the case of a merger, consolidation or similar transaction which results in a replacement of the Company's Common Stock and stock of another corporation but does not constitute a Change in Control of the Company, the Company will make a reasonable effort, but shall not be required, to replace any outstanding options granted under the Plan with comparable options to purchase the stock of such other corporation, or will provide for immediate maturity of all outstanding options, with all options not being exercised within the time period specified by the Board of Directors being terminated.

11.  TRANSFERABILITY
     ---------------

     Options are not assignable or transferable, except upon the optionholder's death to a beneficiary designated by the optionee in accordance with procedures established by the Board or, if no designated beneficiary shall survive the optionholder, pursuant to the optionholder's will or by the laws of descent and distribution, and during the optionholder's lifetime, may be exercised only by him or her.

12.  EXERCISE OF OPTIONS
     -------------------

     An optionholder electing to exercise an option shall give written notice to the Company of such election and of the number of shares of Common Stock that he or she has elected to acquire. An optionholder shall have no rights of a stockholder with respect to shares of Common Stock covered by his or her option until after the date of issuance of a stock certificate to him or her upon partial or complete exercise of his or her option.

13.  PAYMENT
     -------

     The option exercise price shall be payable in cash, check or in shares of Common Stock upon the exercise of the option. If the shares of Common Stock are tendered as payment of the option exercise price, the value of such shares shall be the Fair Market Value as of the date of exercise. If such tender would result in the issuance of fractional shares of Common Stock, the Company shall instead return the difference in cash or by check to the optionholder.

14.  OBLIGATION TO EXERCISE OPTION
     -----------------------------

     The granting of an option shall impose no obligation on the director to exercise such option.

15.  CONTINUANCE AS DIRECTOR
     -----------------------

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any director for reelection by the Company's stockholders.

16.  TERM OF PLAN
     ------------

     The Plan shall be effective as of the date on which it is adopted by the Board, subject to the approval of the stockholders of the Company within one year from the date of adoption by the Board. The Plan will terminate on the date ten (10) years after the date of adoption by the Board, unless sooner terminated by the Board. The rights of optionees under options outstanding at the time of termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the option (as then in effect or thereafter amended).

                     PROXY                           PROXY

                            LIFE TECHNOLOGIES, INC.
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
    FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON APRIL 16, 1996 Joseph C. Stokes, Jr. and J. Stark Thompson, and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated below, all shares of Common Stock of Life Technologies, Inc. (the "Company") held of record by the undersigned on February 23, 1996, at the Annual Meeting of Stockholders to be held at 11:00 a.m., local time, on Tuesday, April 16, 1996, at The Rockefeller Center Club, 30 Rockefeller Plaza, New York, New York or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

1.ELECTION OF DIRECTORS
Nominees: Thomas H. Adams, Frank E. Samuel, Jr. and Iain C. Wylie for three-year terms.
[_] For all listed nominees     [_] Withhold Authority to vote for the listed
    (except for nominee(s)          nominees.
    whose name(s) appear(s)
    below):

----------------------------

----------------------------

2.APPROVAL OF THE COMPANY'S NON-EMPLOYEE DIRECTORS' ANNUAL RETAINER STOCK PLAN.

  [_]  For [_]  Against [_]  Abstain

3. APPROVAL OF THE COMPANY'S 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

  [_]  For [_]  Against [_]  Abstain

4. RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 1996.

  [_]  For [_]  Against [_]  Abstain

Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

Date:          , 1996
     ----------                      ---------------------------
Important: Each joint                        Signature
owner shall sign.
Executors,
administrators trustees,
etc., should give full
title.

The above-signed
acknowledges receipt of             ---------------------------
the Notice of Annual                Signature (if held jointly)
Meeting of Stockholders
and the Proxy Statement
furnished therewith.